UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2012
SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
1900 Seaport Blvd., Third Floor, Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(650) 556-9440
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2012, the Board of Directors of the Company approved, based on recommendations of the Compensation Committee, the following changes in compensation for non-employee directors (we do not pay our President and Chief Executive Officer, Mr. Pickus who is the only Company employee serving as a director, any additional compensation for serving on our Board):

Cash retainer.  In light of additional work required of certain chairperson positions, the additional annual cash retainer paid to the Chairman of the Board of Directors was increased by $1,250 to a total $16,250, and the additional annual cash retainer paid to the Chairman of the Audit Committee was increased by $1,000 to a total of $13,500.   All other cash retainers for non-employee directors and chairperson positions remain unchanged.

Annual equity grants.  At the conclusion of each regular annual meeting of our stockholders, each continuing non-employee director has typically received a fully vested grant of an option to purchase 18,000 shares of our common stock or such other amount as may be determined by the Board at the time of the grant.  On May 23, 2012 at the conclusion of this year’s annual meeting of our stockholders, the Board, based on the recommendations of the Compensation Committee and pursuant to the terms of the 2010 Equity and Performance Incentive Plan (“2010 Plan”) including Section 9 thereof, authorized the grant of 16,949 restricted stock units (“RSUs”) to each non-employee director; these RSUs vest one year from the grant date and are in lieu of fully vested option grants to common stock typically used for annual non-employee director equity grants in previous years.  The quantity of RSUs for each grant was determined by dividing a $40,000 value by the fair market value of the Company’s common stock on the grant date, i.e., the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.

Equity grants for committee service.  In addition, the Board, based on the recommendations of the Compensation Committee, approved the grant of additional RSUs, also with one-year vesting periods, to each non-employee, non-chairman member of Board committees in light of the additional work required of these directors.  The quantity of RSUs granted were calculated by dividing the following values for service on each committee by the fair market value of the Company’s common stock on the grant date:  $7,000 value for service on the Audit Committee; $5,000 value for service on the Compensation Committee; and $2,800 for service on the Nominating and Corporate Governance Committee.

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)           On May 23, 2012, Support.com held its Annual Meeting of Stockholders.

(b)           At the Annual Meeting, three proposals were acted upon by the stockholders. The number of votes cast for, against, or withheld as to each such proposal or nominee, as well as the number of abstentions and broker non-votes as to each such proposal or nominee, have been certified and are set forth below:

Voting Results for 2012 Annual Meeting

Vote Item	Nominee	For	Withheld	Against	Broker Nonvote
1. Election of Directors [All elected]	Shawn Farshchi	30,467,681	216,320	0	13,464,307
	Mark Fries	30,659,908	24,093	0	13,464,307
	Michael Linton	30,462,863	221,138	0	13,464,307
	J. Martin O’Malley	30,664,726	19,275	0	13,464,307
	Joshua Pickus	30,664,768	19,233	0	13,464,307
	Toni Portmann	30,467,681	216,320	0	13,464,307
	Jim Stephens	30,462,863	221,138	0	13,464,307

Vote Item	Details	For	Against	Abstain	Broker Nonvote
2. Approval, on an Advisory Basis, of the Compensation of Support.com’s Named Executive Officers [Approved]	The “say-on-pay” proposal addresses our overall philosophy, policies and practices relating to compensation of our Named Executive Officers.	30,264,969	362,972	56,060	13,464,307

Vote Item	Details	For	Against	Abstain	Broker Nonvote
5. Ratification of Auditor [Ratified]	Ernst & Young LLP	43,799,764	230,482	118,062	-

(c)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2012

SUPPORT.COM, INC.

By:	/s/ Shelly Schaffer
Name:	Shelly Schaffer
Title:	Executive Vice President and Chief Financial Officer